Exhibit (h)

                                     FORM OF

                                  AMENDMENT TO
                          SUB-ADMINISTRATION AGREEMENT


          This Amendment dated as of December __, 1999, is entered into by ALLEGHANY INVESTMENT SERVICES INC. (the "Company") and PFPC INC.

          WHEREAS, the Company and Investor Services Group have entered into a Sub-Administration Agreement dated as of June 1, 1997 (as amended or supplemented, the "Agreement"); and

          WHEREAS, the Company and PFPC Inc. wish to amend the Agreement to revise the description of services to be provided by Investor Services Group to the Company and related matters;

         NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, hereby agree as follows:

         I.       The following is hereby added to Schedule D of the Agreement:

                             Sales Support Services

* Sales literature review and recommendations for compliance with NASD and SEC rules and regulations
* Preparation of training materials for use by personnel of the Company or the Adviser
* Preparation of ongoing compliance updates
* Coordination of registration of the Fund with National Securities Clearing Corp. ("NSCC") and filing required Fund/SERV reports with NSCC
* Provision of advice and counsel to the Company with respect to regulatory matters, including monitoring regulatory and legislative developments that may affect the Company
* Assistance in the preparation of quarterly board materials with regard to sales and other distribution related data reasonably requested by the board

          II. Except to the extent amended hereby, the Agreement shall remain unchanged and in full force and effect and is hereby ratified and confirmed in all respects as amended hereby.

         IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date and year first written above.

                                             ALLEGHANY INVESTMENT SERVICES INC.

                                             By: __________________________

                                             PFPC INC.

                                             By: __________________________